Exhibit 23.1






                     Independent Auditors' Consent




The Board of Directors
Realty Income Corporation:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



KPMG LLP




San Diego, California
July 9, 1999





















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